UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2018

COMPUTER TASK GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-9410	16-0912632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY		14209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 882-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2018, Computer Task Group, Incorporated (the “Company”) announced that effective March 1, 2019, Mr. Arthur W. (“Bud”) Crumlish will be retiring as Chief Executive Officer and President of the Company and resigning as a director. The Company entered into a Retirement Agreement with Mr. Crumlish (the “Retirement Agreement”) on December 19, 2018 providing that Mr. Crumlish will receive the benefits that he would be entitled to receive under the terms of his existing Employment Agreement dated as of July 21, 2016 (the “Employment Agreement”), as if he were terminated without cause, contingent upon entry into a release of claims. Specifically, Mr. Crumlish will receive a lump-sum payment equal to his base salary plus the average of the annual cash incentive compensation he earned for each of the three years prior to his retirement, as well as continued health and dental coverage for 12 months after his retirement. Mr. Crumlish’s outstanding restricted stock awards, restricted stock units and stock option awards will be treated according to the terms of the equity plans and related agreements as if he were terminated without cause. The foregoing description of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Retirement Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

On December 19, 2018, the Company announced that effective March 1, 2019, Mr. Filip J.L. Gydé, age 58, will succeed Mr. Crumlish as Chief Executive Officer and President, and be appointed to the Board of Directors of the Company. His term as a director will expire at the next annual meeting of the Company’s stockholders. Mr. Gydé currently serves as the Executive Vice President, General Manager and President for the Company’s European operations. From October 2000 through May 2018, he served as Senior Vice President and General Manager of the Company’s European operations. Mr. Gydé also served as Interim Executive Vice President of Operations from October 15, 2014 until April 5, 2015, responsible for operating activities of the overall Company. Prior to October 2000, Mr. Gydé was Managing Director of the Company’s operations in Belgium. Mr. Gydé has been with the Company since October 1990. The Nominating and Corporate Governance Committee of the Board of Directors nominated Mr. Gydé as a director due to his 28 years of experience as a manager of the Company in positions of increasing responsibility, as well as the belief that the directors should have immediate access to his direct involvement in the management and oversight of the Company. Mr. Gydé has no family relationships with any other officer or director of the Company. The terms of Mr. Gydé’s employment, including terms relating to his compensation as Chief Executive Officer and President and as a director of the Company, have not yet been determined.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Retirement Agreement dated December 19, 2018 between Computer Task Group, Incorporated and Arthur Crumlish.

99.1	Press Release, dated December 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED

Date: December 20, 2018	By:	/s/ Peter P. Radetich
Peter P. Radetich
Senior Vice President, General Counsel & Secretary